UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Wells Core Office Income REIT, Inc. (the “Registrant”) hereby amends its Current Report on Form 8-K dated December 28, 2011 and filed on December 28, 2011 to provide the required financial statements relating to the acquisition by the Registrant of the Franklin Center Building, as described in such Current Report.
Item 9.01.     Financial Statements and Exhibits.

(a)    Financial Statements. The following financial statements of the Franklin Center Building and the Registrant are submitted at the end of this Form 8-K/A and are filed herewith and incorporated herein by reference.

(b)    Pro Forma Financial Information. See Paragraph (a) above.

Franklin Center Building

Independent Auditors' Report	F-1

Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 2011	F-2

Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 2011	F-3

Wells Core Office Income REIT, Inc.

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	F-5

Pro Forma Balance Sheet as of December 31, 2011 (unaudited)	F-6

Pro Forma Statement of Operations for the year ended December 31, 2011 (unaudited)	F-7

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: March 2, 2012	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

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INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of
Wells Core Office Income REIT, Inc.
Atlanta, Georgia

We have audited the accompanying statement of revenues over certain operating expenses of the Franklin Center Building (the “Building”) for the year ended December 31, 2011. This statement is the responsibility of the Building's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues over certain operating expenses as described in Note 2 of the Building for the year ended December 31, 2011 in conformity with U.S. generally accepted accounting principles.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia
March 2, 2012

Franklin Center Building
Statement of Revenues Over Certain Operating Expenses
For the year ended December 31, 2011

Revenues:
Base rent	$5,759,381
Tenant reimbursements	396,591
Total revenues	6,155,972

Expenses:
Repairs and maintenance	267,802
Real estate taxes	231,345
Utilities	225,364
Management fees	187,945
Cleaning	174,974
Other	159,015
Total expenses	1,246,445
Revenues over certain operating expenses	$4,909,527

See accompanying notes.

Franklin Center Building
Notes to Statement of Revenues Over Certain Operating Expenses
For the year ended December 31, 2011

1. Description of Real Estate Property Acquired

On December 28, 2011, Wells Core Office Income REIT, Inc. (the “Registrant”), through a wholly-owned subsidiary, acquired all of the outstanding common units in The Point at Clark Street REIT, LLC ("Franklin Center REIT"), a Delaware corporation qualifying as a real estate investment trust that owns a seven-story office building in Columbia, Maryland (the "Franklin Center Building"). The Franklin Center Building contains approximately 200,600 rentable square feet and is located on approximately 14.96 acres of land in Columbia, Maryland. The Franklin Center Building was purchased from Principal Enhanced Property Fund, L.P. Total consideration for the acquisition was approximately $65.0 million, exclusive of closing costs. The Registrant is a Maryland corporation that engages in the acquisition and ownership of commercial real estate properties throughout the United States. The Registrant was incorporated on July 3, 2007 and has elected to be taxed as a real estate investment trust for federal income tax purposes.

2. Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest, and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Franklin Center Building after its acquisition by the Registrant.

3. Significant Accounting Policies

Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased rental revenue by approximately $537,647 for the year ended December 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Franklin Center Building is currently 100% leased to two tenants and anchored by Science Applications International Corporation (“SAIC”), which leases approximately 99% of the building. SAIC contributed approximately 99% of the rental income for the year ended December 31, 2011. Café Gateway, Inc. ("Café Gateway") leases approximately 1% of the building and contributed approximately 1% of the rental income for the year ended December 31, 2011.

5. Real Estate Taxes

Pursuant to an agreement with Howard County, Maryland, the Franklin Center Building is eligible to receive a tax credit against its Howard County real property tax. The tax credit extends from tax year 2011 through tax year 2014 and ranges from 80% to 20%, declining 20% each tax year. The tax credit is applied as a percentage of the additional Howard County real property tax imposed on the Franklin Center Building as a result of the increase in the assessment due to construction of the building.

6. Future Minimum Rental Commitments

At December 31, 2011, future minimum rental commitments for the years ended December 31 are as follows:

2012	$5,647,643
2013	5,817,052
2014	5,991,261
2015	6,170,602
2016	6,354,736
Thereafter	17,336,772
$47,318,066

Subsequent to December 31, 2011, SAIC and Café Gateway will contribute approximately 99% and 1%, respectively, of the future minimum rental income from the leases in place at that date.

WELLS CORE OFFICE INCOME REIT, INC.

Summary of Unaudited Pro Forma Financial Statements
The following pro forma information as of December 31, 2011 and for the year ended December 31, 2011 has been presented to coincide with the financial information for the Franklin Center Building included within this current report. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in this current report and various current reports previously filed on Form 8-K.
The following unaudited pro forma balance sheet as of December 31, 2011 reflects the acquisition of the Franklin Center Building, which was acquired on December 28, 2011.
The following unaudited pro forma statement of operations for the year ended December 31, 2011 has been prepared to give effect to the acquisitions of the Westway One Building, the Duke Bridges I and II Buildings, the Miramar Centre II Building, the 7601 Technology Way Building, and the Westway II Building (the "Q1, Q2, and Q3 2011 Acquisitions"), and the Franklin Center Building as if the acquisitions occurred on January 1, 2011.
These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the Q1, Q2, and Q3 2011 Acquisitions, and the Franklin Center Building been consummated as of January 1, 2011. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets acquired in connection with the acquisition of the Franklin Center Building. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

WELLS CORE OFFICE INCOME REIT, INC.
PRO FORMA BALANCE SHEET
DECEMBER 31, 2011
(in thousands)
(unaudited)

	Wells Core Office Income REIT, Inc. Historical(a)	Pro Forma Adjustments(b)	Pro Forma Total
Assets:
Real estate assets, at cost:
Land	$29,663	$—	$29,663
Buildings and improvements, less accumulated depreciation	224,467	—	224,467
Intangible lease assets, less accumulated amortization	35,570	—	35,570
Construction in progress	1,643		1,643
Total real estate assets	291,343	—	291,343
Cash and cash equivalents	4,691	—	4,691
Tenant receivables	1,794	—	1,794
Prepaid expenses and other assets	814	—	814
Deferred financing costs, less accumulated amortization	3,329	—	3,329
Intangible lease origination costs, less accumulated amortization	10,727	—	10,727
Deferred lease costs, less accumulated amortization	1,473	—	1,473
Total assets	$314,171	$—	$314,171

Liabilities:
Lines of credit	$85,000	$—	$85,000
Notes payable	35,955	—	35,955
Accounts payable and accrued expenses	6,872	—	6,872
Due to affiliates	685	—	685
Distributions payable	584	—	584
Deferred income	2,127	—	2,127
Intangible lease liabilities, less accumulated amortization	1,075	—	1,075
Total liabilities	132,298	—	132,298

Redeemable Common Stock	2,538	—	2,538

Stockholders' Equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; and 9,043,589 issued and outstanding as of December 31, 2011	90	—	90
Additional paid-in capital	200,199	—	200,199
Cumulative distributions in excess of earnings	(18,416)	—	(18,416)
Redeemable common stock	(2,538)	—	(2,538)
Total stockholders' equity	179,335	—	179,335
Total liabilities, redeemable common stock, and stockholders' equity	$314,171	$—	$314,171
(a) The Registrant's unaudited balance sheet as of December 31, 2011.
(b) Pro forma adjustments are not necessary as Franklin Center was acquired on December 28, 2011. The assets acquired as a result of this acquisition are included in the historical unaudited financial information as of December 31, 2011.

The accompanying notes are an integral part of this statement.

WELLS CORE OFFICE INCOME REIT, INC.
PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(in thousands)
(unaudited)

		Pro Forma Adjustments
	Wells Core Office Income REIT, Inc. Historical(a)	Q1, Q2 and Q3 Acquisitions		Franklin Center Building		Pro Forma Total
Revenues:
Rental income	$13,520	$8,193	(b)	$5,191	(b)	$26,904
Tenant reimbursements	4,999	2,872	(c)	395	(c)	8,266
	18,519	11,065		5,586		35,170
Expenses:
Property operating costs	6,567	3,848	(d)	1,056	(d)	11,471
Asset and property management fees:
Related party	1,281	920	(e)	488	(e)	2,689
Other	157	64	(f)	188	(f)	409
Depreciation	4,484	2,867	(g)	1,690	(g)	9,041
Amortization	2,480	1,875	(h)	1,150	(h)	5,505
General and administrative	2,944	—		—		2,944
Acquisition fees and expenses	6,785	—		—		6,785
	24,698	9,574		4,572		38,844
Real estate operating income (loss)	(6,179)	1,491		1,014		(3,674)
Other income (expense):
Interest expense	(3,804)	(1,215)	(i)	(420)	(i)	(5,709)
		(270)	(j)
Interest and other income	3	—		—		3
	(3,801)	(1,485)		(420)		(5,706)

Income (loss) before income tax expense	(9,980)	6		594		(9,380)
Income tax expense	(92)	—		—		(92)
Net income (loss)	$(10,072)	$6		$594		$(9,472)
Per-share information - basis and diluted	$(2.26)					$(2.13)
Weighted-average common shares outstanding - basic and diluted	4,452					4,452
(a) The Registrant's unaudited statement of operations for the year ended December 31, 2011.
(b) Rental income consists primarily of base rent and amortization of above-market lease assets and below-market lease liabilities. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2011.
(c) Consists of operating cost reimbursements from tenants as defined by the respective leases.
(d) Consists of property operating expenses, primarily made up of real estate taxes, insurance, utilities and maintenance and support services.
(e) Asset management fees calculated as 0.75% of the cost of the acquisitions on an annual basis.
(f) Property management fees calculated based on each respective property's management agreement, if managed by a third party company.
(g) Depreciation expense is calculated using the straight-line method based on the purchase price allocated to each building over a 40-year life; tenant improvements over the shorter of the lease term or the useful life, and site improvements over a 15-year life.
(h) Amortization of deferred leasing costs and lease intangibles is recognized using the straight-line method over the lives of the respective leases.
(i) Represents additional interest expense that would have been incurred if the balance for the Amended Regions Credit Facility had an average outstanding balance of $85.0 million for the year ended December 31, 2011, calculated using a weighted-average interest rate of approximately 4.09%.
(j) Represents additional interest expense that would have been incurred if the $24.9 million outstanding related to the Technology Way Loan had been entered into as of January 1, 2010, calculated using an interest rate of approximately 2.24%, which represents an average LIBOR rate of 0.24% plus an applicable margin of 200 bps.

The accompanying notes are an integral part of this statement.